UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 OR 15(d) of
The Securities Exchange Act of 1934
March 5, 2007 (March 1, 2007)
Date of Report (Date of earliest event reported)
NATIONAL OILWELL VARCO, INC.

(Exact name of registrant as specified in its charter)

Delaware (State or other jurisdiction of incorporation)	1-12317 (Commission File Number)	76-0475815 (IRS Employer Identification No.)

10000 Richmond Avenue Houston, Texas (Address of principal executive offices)	77042 (Zip Code)
Registrant’s telephone number, including area code: 713-346-7500

(Former name or former address, if changed since last report.)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 9.01 Financial Statements and Exhibits.
SIGNATURES
Exhibit Index
Form of Employee Nonqualified Stock Option Agreement

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.
Stock Option Grant. On March 1, 2007, the Compensation Committee (the “Compensation Committee”) of the Board of Directors of National Oilwell Varco, Inc. (the “Company”) approved the grant of stock options pursuant to the National Oilwell Varco, Inc. Long-Term Incentive Plan, including grants of stock options to the following executive officers:

Name	Securities Underlying Options (#)
Merrill A. Miller, Jr.	50,000
Clay C. Williams	25,000
Kevin A. Neveu	15,000
Mark A. Reese	15,000
Haynes B. Smith, III	15,000
Dwight W. Rettig	15,000
Robert W. Blanchard	15,000
The exercise price of the stock options is $70.45 per share, which was the National Oilwell Varco, Inc. closing stock price on the date of grant. The stock options have terms of ten years from the date of grant and vest in three equal annual installments beginning on the first anniversary of the date of the grant. Additional terms and provisions of each employee option grant are set forth in the form of Employee Nonqualified Stock Option Agreement, which is filed as Exhibit 10.1 to this Current Report on Form 8-K and incorporated by reference herein.
Incentive Plan. On March 1, 2007, the Compensation Committee also approved the performance terms of the 2007 National Oilwell Varco Incentive Plan (the “2007 Incentive Plan”). Under the 2007 Incentive Plan, certain exempt employees of the Company, including its executive officers, are entitled to earn cash bonus compensation based upon the Company’s achievement of certain specified operating profit targets based on the Company’s financial plan. The Company must achieve a specified minimum operating profit before any bonus awards are earned by any participant. Each participant is assigned to one of twelve target levels based on that participant’s level of responsibility at the Company. Each target level is assigned a target percentage of base salary that will be used to determine a participant’s bonus. The amount of a participant’s bonus is calculated by multiplying (A) the incremental increase in operating profit over a specified target by (B) the participant’s base salary by (C) the participant’s designated target percentage of base salary. Assuming the Company achieves its target operating profit, participants in the first two target levels, the chief executive officer and chief financial officer, are eligible to receive a bonus payment of 100% and 80% of their base salary, respectively. Participants in the third target level, which includes certain other senior executive officers, are eligible to receive a bonus payment equal to 75% of their base salary if the Company achieves target operating profit. In addition, certain key executives are subject to a bonus increase or decrease if a specified “capital employed” target is under- or over-achieved. “Capital employed” is defined as the sum of the Company’s (a) total assets, excluding cash, minus (b) total liabilities, excluding debt.

Item 9.01 Financial Statements and Exhibits.
          (c) Exhibits
          The following exhibit is being filed herewith:
10.1     Form of Employee Nonqualified Stock Option Agreement.
SIGNATURES
     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: March 5, 2007	NATIONAL OILWELL VARCO, INC.
/s/ Clay C. Williams
Clay C. Williams
Sr. Vice President and Chief Financial Officer

Exhibit Index

Exhibit No.	Description

10.1	Form of Employee Nonqualified Stock Option Agreement